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                                                                  EXHIBIT (d)(3)

                              STOCKHOLDER AGREEMENT

            STOCKHOLDER AGREEMENT (this "Agreement"), dated as of July 23, 2004, among Ebro Puleva S.A., a "sociedad anonima" organized under the laws of Spain ("Parent"), Ebro Puleva Partners G.P., a Delaware general partnership whose general partners are Parent and Herba Foods S.L., a "sociedad limitada" organized under the laws of Spain ("Sub"), and the undersigned stockholder (the "Stockholder") of Riviana Foods Inc., a Delaware corporation (the "Company").

            WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Sub and the Company have entered into an Agreement and Plan of Merger (as the same may be amended or supplemented from time to time, the "Merger Agreement"), pursuant to which Sub will be merged with and into the Company (the "Merger");

            WHEREAS, in furtherance of the Merger, Parent and the Company desire that as soon as practicable after the announcement of the execution of the Merger Agreement, Sub shall commence a cash tender offer (as such offer may be amended from time to time, the "Offer") to purchase at the Offer Price (as defined in the Merger Agreement) all shares of common stock, par value $1.00 per share, of the Company (the "Common Stock"), including all of the Securities (as defined herein) beneficially owned by the Stockholder; and

            WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent and Sub have required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement.

            NOW, THEREFORE, to induce Parent and Sub to enter into, and in consideration of their entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

            1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings set forth below:

            (a) "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such first Person; provided, however, that no natural person shall be deemed to be an affiliate of any other natural person.

            (b) "Beneficially Owns" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided that securities subject to an option will not be considered "Beneficially Owned" unless and until such option is exercised or the holder of such option is otherwise entitled to exercise voting power or investment power over such securities. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" within the meaning of
Section 13(d)(3) of the Exchange Act.

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            (c) "Governmental Entity" shall have the meaning set forth in
Section 3.3 of the Merger Agreement.

            (d) "Company Proxy Statement" shall have the meaning set forth in
Section 1.2 of the Merger Agreement.

            (e) "Offer Documents" shall have the meaning set forth in Section 1.1(b) of the Merger Agreement.

            (f) "Person" shall have the meaning set forth in Section 9.3(b) of the Merger Agreement.

            (g) "Takeover Proposal" shall have the meaning set forth in Section 9.3(b) of the Merger Agreement.

            2. Covenants of the Stockholder. From and after the date hereof through and including the date of termination of this Agreement pursuant to
Section 7, the Stockholder agrees that so long as the Merger Agreement has not been terminated:

            (a) The Stockholder shall validly tender (or cause the record owner of such shares to validly tender) pursuant to and in accordance with the terms of the Offer, and not withdraw, not later than the tenth business day after commencement of the Offer pursuant to Section 1.1 of the Merger Agreement and Rule 14d-2 under the Exchange Act, the number of shares of Common Stock set forth opposite the Stockholder's name on the signature page hereof (the "Existing Shares," and together with any shares of Common Stock acquired by the Stockholder in any capacity after the date hereof and prior to the termination of this Agreement by means of purchase, dividend, distribution, recapitalization, exercise of options or other rights to acquire Common Stock or in any other way, the "Securities"), all of which are Beneficially Owned by the Stockholder. The Stockholder acknowledges and agrees that Parent's and Sub's obligation to accept for payment and pay for the Securities in the Offer, including the Securities Beneficially Owned by the Stockholder, is subject to the terms and conditions of the Offer. The Stockholder authorizes Parent and Sub to publish and disclose in the Offer Documents and, if approval of the Company's stockholders is required under applicable law, the Company Proxy Statement (including all documents and schedules filed with the SEC) its identity and ownership of the Securities and the nature of its commitments, arrangements and understandings under this Agreement.

            (b) At any meeting of stockholders of the Company called to vote upon the Merger or the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger or the Merger Agreement is sought, the Stockholder shall vote (or cause to be voted) all Securities then held of record or Beneficially Owned by the Stockholder in favor of (i) the Merger, the approval of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement and (ii) any other matter that could reasonably be expected to facilitate the Merger.

            (c) At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the Stockholder's vote, consent or other

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approval is sought, the Stockholder shall vote (or cause to be voted) all
Securities then held of record or Beneficially Owned by the Stockholder against
(i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Takeover Proposal or (ii) any amendment of the Company's certificate of incorporation or by-laws or other proposal, transaction, action or agreement involving the Company or any of its subsidiaries (including, without limitation, any change in the majority of the members of the Board of Directors of the Company or any material change in the Company's capital or corporate structure or business), which amendment or other proposal, transaction, action or agreement would in any manner (A) impede, frustrate, prevent or nullify this Agreement or the Merger Agreement or any of the transactions contemplated hereby or thereby, (B) result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or (C) result in any of the conditions set forth in Exhibit A of the Merger Agreement or set forth in Article VII of the Merger Agreement not being fulfilled.

            (d) The Stockholder agrees not to (i) sell, transfer, gift, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the sale, transfer, gift, pledge, assignment or other disposition of, the Securities or any interest therein to any person other than Sub or Sub's designee, (ii) grant any proxy, power-of-attorney or other authorization in or with respect to the Securities, (iii) deposit the Securities into a voting trust or enter into any voting arrangement, whether by proxy, voting agreement or otherwise with respect to the Securities or (iv) take any other action that would in any way restrict, limit or interfere with the performance of the Stockholder's obligations hereunder or the transactions contemplated by this Agreement or the Merger Agreement.

            (e) The Stockholder shall not, nor shall the Stockholder permit any of its Affiliates, representatives or agents, including, without limitation, any investment banker, attorney or other adviser or representative of the Stockholder and, if the Stockholder is a corporation, partnership, trust or other entity, any officer, director, partner, trustee, beneficiary or employee of the Stockholder, to (i) directly or indirectly solicit, initiate, encourage or facilitate the making of, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Takeover Proposal or (ii) participate in any way in discussions or negotiations regarding, or furnish or disclose to any Person any information with respect to, or take any other action to cooperate in any way with respect to, any Takeover Proposal.

            (f) If the Stockholder shall breach the obligation to tender the Securities described in Section 2(a) above, Sub shall have the option (the "Purchase Option") to purchase such Securities immediately following the closing of the Offer at the price per share paid in the Offer. In the event Sub wishes to exercise the Purchase Option, Sub shall send a written notice (the "Notice") to the Stockholder identifying the place and date (not less than one nor more than ten business days from the date of the Notice) for the closing of such purchase. At the closing, (i) against delivery of the Securities, free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, Parent shall cause Sub to make payment to the Stockholder of the aggregate price for the Securities by wire transfer of immediately available

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funds; and (ii) the Stockholder shall deliver to Sub a duly executed certificate or certificates representing the number of Securities purchased from the Stockholder, together with transfer powers endorsed in blank relating to such certificates.

            (g) The Stockholder hereby irrevocably grants to, and appoints, Antonio Hernandez Callejas and Jaime Carbo Fernandez, or either of them, in their respective capacities as officers or directors of Parent, and any individual who shall hereafter succeed to any such office or directorship of Parent, and each of them individually, the Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote the Securities, or grant a consent or approval in respect of the Securities, in favor of the various transactions contemplated by the Merger Agreement and against any Takeover Proposal (including, without limitation, those matters contemplated by Sections 2(b) and (c) above). Other than the matters described in the preceding sentence, the Stockholder shall have the sole right to vote the Securities on all other matters. The Stockholder represents that any proxies heretofore given in respect of the Securities are not irrevocable and that any such proxies are hereby revoked. The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 2(g) is given in connection with the execution of the Merger Agreement and that such irrevocable proxy is given to secure the performance of the obligations of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, except upon a termination of this Agreement as stated herein. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law. At Parent's request, the Stockholder will perform such further acts and execute such further documents as may be required to vest in Parent or its representatives the sole power to vote the Securities during the term of the proxy in accordance with the terms of this Section 2(g).

            (h) The Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that the Stockholder may have.

            (i) The Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Securities, unless such transfer is made in compliance with this Agreement.

            3. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent and Sub as follows:

            (a) Authority. The Stockholder has all requisite legal capacity, power and authority to enter into this Agreement and to perform all of the Stockholder's obligations contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable in accordance with its terms. Except as otherwise disclosed on Annex I to this Agreement and except for filings under the Exchange Act, if applicable, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary

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for the execution of this Agreement by the Stockholder and the performance by the Stockholder of its obligations contemplated hereby and the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, (i) conflict with or result in any breach of any organizational documents applicable to the Stockholder, (ii) conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, any provision of any voting agreement, voting trust, proxy arrangement, pledge agreement or stockholders agreement applicable to the Stockholder, (iii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Stockholder is a party or by which the Stockholder or any of the Stockholder's properties or assets may be bound not contemplated by clause (ii) preceding, (iv) require any material consent, authorization or approval of any Person other than a governmental entity or (v) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to the Stockholder or any of the Securities. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is a trustee, or any party to any other agreement or arrangement, whose consent is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

            (b) The Shares. The Stockholder is the record and Beneficial Owner of the Existing Shares. The Stockholder has good and marketable title to the Existing Shares. The Existing Shares and the certificates representing the Existing Shares are held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of any proxies, voting trusts or agreements, understandings or arrangements, claims, liens, encumbrances, security interests or any other rights whatsoever, except for any such liens or proxies arising hereunder or as otherwise disclosed on Annex I to this Agreement. The Stockholder Beneficially Owns no Securities other than the Existing Shares. The Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2, sole power of disposition, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Securities with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

            (c) No Finder's Fee. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder.

            4. Representations and Warranties of Parent and Sub. Parent and Sub hereby represent and warrant to the Stockholder that each of Parent and Sub has all requisite corporate or partnership power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate or partnership action on the part of Parent and Sub. This Agreement

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has been duly executed and delivered by Parent and Sub and constitutes a valid and binding obligation of Parent and Sub enforceable in accordance with its terms.

            5. Further Assurances. The Stockholder will from time to time take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement, including, without limitation, executing and delivering such additional or further transfers, assignments, endorsements, consents and other instruments as Parent or Sub may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and the Merger Agreement.

            6. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns and, in the case of the Stockholder, the heirs, executors and administrators of the Stockholder.

            7. Termination. This Agreement shall commence on the date hereof and terminate (without any further action on the part of any party hereto) upon the earlier of (i) the Effective Time and (ii) any termination of the Merger Agreement.

            8. No Limitations on Actions of the Stockholder as a Director. Nothing in this Agreement is intended or shall be construed to prohibit the Stockholder from taking any action necessary to discharge the Stockholder's fiduciary duties as a director of the Company.

            9. General Provisions

            (a) Expenses. Except as otherwise expressly provided in the Merger Agreement, each party hereto shall pay its own expenses incurred in connection with this Agreement; provided that, if any action at law or equity, including an action for declaratory relief, is brought to enforce or interpret any provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses from the breaching party, which fees and expenses shall be in addition to any other relief which may be awarded.

            (b) Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any

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action relating to this Agreement or any of the transaction contemplated by this
Agreement in any court other than a federal or state court sitting in the State of Delaware. Each party hereto waives any right to a trial by jury in connection with any such action, suit or proceeding. Each party hereto waives any right to a trial by jury in connection with any such action, suit or proceeding. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any rights, powers and remedies thereof by any Party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

            (c) Notice. All notices, requests, demands and other communications hereunder shall be given in writing and shall be personally delivered; sent by telecopier or facsimile transmission; or sent to the parties hereto at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service, as follows:

                (i) if to Parent or Sub, to:

                    Ebro Puleva S.A.
                    Villanueva 4
                    28001 Madrid
                    Spain
                    Attention: Jaime Carbo Fernandez
                               Chief Financial Officer
                    Facsimile: +34 91 724 5385

                    with a copy to:

                    Dewey Ballantine
                    One London Wall
                    London EC2Y 5EZ
                    United Kingdom
                    Attention: Douglas L. Getter, Esq
                    Facsimile No: +44 20 7456 6001

                    if to the Stockholder, to:
                    [____________________________________]
                    [____________________________________]
                    [____________________________________]

or to such other person or address as any party shall have specified by notice in writing to the other party. If personally delivered, such communication shall be deemed delivered upon actual receipt; if sent by telecopier or facsimile transmission, such communication shall be deemed delivered the day of the transmission, or if the transmission is not made on a business day, the first business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail pursuant to this paragraph, such communication

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shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal.

            (d) Parties in Interest. This Agreement and the obligations hereunder shall attach to the Securities and shall be binding upon any person or entity to which legal or Beneficial Ownership of the Securities shall pass, whether by operation of law or otherwise, including, without limitation, the Stockholders' administrators or successors. Notwithstanding any transfer of Securities, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person other than Parent, Sub or the Stockholder, or their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

            (e) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

            (f) Entire Agreement; Amendments. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and there are no conditions to this Agreement that are not set forth herein. This Agreement may not be waived, changed, amended or otherwise modified orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment or modification may be sought.

            (g) Headings. The section headings herein are for convenience only and shall not affect the construction of this Agreement.

            (h) Counterparts. This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

            (i) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

            (j) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as

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possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

                                    * * * * *

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IN WITNESS WHEREOF, each of Parent, Sub and the Stockholder has duly signed this
Agreement as of the date first written above.

                                         EBRO PULEVA S.A.

                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                                         EBRO PULEVA PARTNERS G.P.

                                         By: Ebro Puleva S.A., General Partner

                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                       [SIGNATURES CONTINUE ON NEXT PAGE.]

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                                         STOCKHOLDER

                                         [____________________________________]

                                         By: ___________________________________
                                                 Name: _________________________
                                                 Title: ________________________

                                         Number of shares of Common Stock
                                         Beneficially Owned by the Stockholder
                                         on the date hereof:

                                         [____________________________________]

                                         Number of shares of Common Stock that
                                         the Stockholder may purchase (whether
                                         or not vested or exercisable) pursuant
                                         to any stock options, stock
                                         appreciation rights and securities
                                         convertible into or exercisable for any
                                         shares of Common Stock or similar
                                         arrangements;

                                         [____________________________________]

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